Exhibit 99.1

Bruker Reports Fourth Quarter and

Full Year 2013 Financial Results

BILLERICA, Mass. — February 18, 2014 — Bruker Corporation (NASDAQ: BRKR) today reported financial results for its fourth quarter and full year ended December 31, 2013.

Bruker’s revenues for the fourth quarter of 2013 grew by 6.7 percent to $552.1 million, compared to $517.3 million in the fourth quarter of 2012.  Excluding a 0.4 percent positive effect from changes in foreign exchange rates and a 0.1 percent net positive effect from acquisitions and divestitures, Bruker reported organic revenue growth of 6.2 percent year-over-year in the fourth quarter of 2013.

Bruker reported fourth quarter 2013 GAAP operating income of $61.0 million, or 11.0% of revenues, compared to $39.2 million, or 7.6% of revenues, in the fourth quarter of 2012.  Fourth quarter 2013 GAAP earnings per diluted share (EPS) was $0.21, compared to EPS of $0.08 in the fourth quarter of 2012.

On a non-GAAP basis, Bruker reported fourth quarter 2013 operating income of $81.3 million, or 14.7% of revenues, compared to $73.0 million, or 14.1% of revenues, in the fourth quarter of 2012.  Fourth quarter 2013 non-GAAP EPS was $0.31, compared to $0.28 in the fourth quarter of 2012.  A reconciliation of GAAP to non-GAAP financial measures is provided in the Company’s financial tables accompanying this press release.

For the full year 2013, Bruker’s revenues grew 2.7 percent to $1.84 billion, compared to $1.79 billion for the full year 2012.  Excluding a 0.3 percent unfavorable impact from changes in foreign exchange rates and a 0.2 percent net negative effect from acquisitions and divestitures, the Company generated 3.2 percent organic revenue growth for the full year 2013.

Bruker reported GAAP operating income of $148.2 million, or 8.1% of revenues, for the full year 2013, compared to $156.0 million, or 8.7% of revenues, for the full year 2012.  The Company’s GAAP EPS for the full year 2013 was $0.48, compared to $0.46 for the full year 2012.

On a non-GAAP basis, Bruker reported operating income of $205.5 million, or 11.2% of revenues, for the full year 2013, compared to $219.0 million, or 12.2% of revenues, for the full year 2012.  Non-GAAP EPS for the full year 2013 was $0.77, compared to $0.83 for the full year 2012.  Free cash flow for the full year 2013 was $94.7 million, compared to $60.3 million for the full year 2012.

“We ended 2013 on a stronger note, with healthy revenue growth and improving free cash flow,” said Frank Laukien, President and CEO of Bruker.  “Over the past eighteen months, we have taken steps to transform Bruker into a stronger company, while continuing to emphasize product innovations.  These steps have included: expanding our leadership team; adopting our new Group structure; improving our operational processes and infrastructure; and implementing cost savings initiatives that are expected to generate $15 to $20 million of annual savings.  While our full year 2013 financial performance does not yet fully reflect our underlying progress, we are confident that our multi-year innovation and transformation efforts are proceeding well, and we expect to deliver attractive growth and operating leverage in 2014 and beyond.”

Laukien continued: “Looking ahead to 2014, we feel better about the health of our core academic and government customers and about our prospects in the clinical research and diagnostics markets, but we remain cautious about demand from the industrial markets.  Overall, we expect to generate year-over-year revenue growth of approximately 3 to 4 percent, and non-GAAP EPS growth of 10 to 14 percent, for the full year 2014.”

“Our higher full year 2013 free cash flow performance is a reflection of the gradual progress we are making in improving our working capital efficiency and lowering our capital expenditures,” said Charles Wagner, Chief Financial Officer of Bruker.  “While we did an effective job of lowering our operating expenses and launching new restructuring initiatives during the year 2013, these actions were not enough to compensate for losing more than 100 basis points of operating margin due to changes in foreign exchange rates during 2013.  Moving forward, we are well-positioned to drive margin expansion and further cash flow improvements in 2014 and subsequent years.”

Quarterly Earnings Call

Bruker will host a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters at 4:45 p.m. Eastern Time today. To listen to the webcast, investors can go to http://ir.bruker.com and click on the live webcast hyperlink.  A slide presentation that will be referenced during the webcast will be posted to the Company’s website shortly before the webcast begins.  Investors can also listen to the earnings webcast via telephone by dialing 1-877-270-2148 or +1-412-902-6510, and referencing “Bruker’s Fourth Quarter 2013 Earnings Conference Call”.  A telephone replay of the conference call will be available by dialing 1-877-344-7529 or +1-412-317-0088 and entering conference number: 10039920.  The replay will be available beginning one hour after the end of the conference through February 24, 2014 at 9:00 a.m. ET.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used by Bruker Corporation in this press release are non-GAAP gross profit; non-GAAP gross profit margin; non-GAAP operating income; non-GAAP operating margin; non-GAAP interest and other income (expense) net; non-GAAP profit before tax; non-GAAP tax rate; non-GAAP net income; non-GAAP earnings per share; and free cash flow.  These non-GAAP measures exclude costs related to restructuring costs, acquisition and related integration expenses, amortization of acquired intangible assets and other costs that are non-recurring in nature. There are limitations in using non-GAAP financial measures as they are not prepared in accordance with U.S. generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.

We believe that the non-GAAP financial measures provide useful and supplementary information to investors regarding our quarterly and annual performance.  It is our belief that these non-GAAP financial measures are particularly important as Bruker implements restructuring initiatives to expand operating margins.  The financial impact of these activities, particularly restructuring activities, can be large and may adversely affect the comparability of our results from period-to-period.  We define free cash flow as net cash provided by operating activities less additions to property, plant, and equipment.  We believe free cash flow is a useful measure to evaluate our business as it indicates the amount of cash generated after additions to property, plant, and equipment that is available for, among other things, strategic acquisitions, investments in our business, and repayment of debt.

We regularly use non-GAAP financial measures internally to understand, manage, and evaluate our business results and make operating decisions.  We also measure our employees and compensate them, in part, based on such non-GAAP measures.  For the same reasons, we also use this information for our forecasting activities.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial measures.  They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results.  Investors are encouraged to review the reconciliation of the financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Forward Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-

looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including, but not limited to, risks and uncertainties relating to adverse changes in conditions in the global economy and volatility in the capital markets, the integration of businesses we have acquired or may acquire in the future, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing, competition, dependence on collaborative partners and key suppliers, capital spending and government funding policies, the outcome of any actions that may be taken by government agencies in connection with FCPA compliance matters we have disclosed to them, changes in governmental regulations, realization of anticipated benefits from economic stimulus programs, intellectual property rights, litigation, exposure to foreign currency fluctuations and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2012, our most recent quarterly report on Form 10-Q and our current reports on Form 8-K. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

-tables follow-

Contacts:

Joshua Young

Vice President, Investor Relations

Bruker Corporation

T: +1 (978) 667 — 9580, ext. 1479

joshua.young@Bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	December 31,	December 31,
(in millions)	2013	2012

ASSETS

Current assets:
Cash and cash equivalents	$438.7	$310.6
Accounts receivable, net	307.6	289.3
Inventories	589.8	611.5
Other current assets	95.8	98.3
Total current assets	1,431.9	1,309.7

Property, plant and equipment, net	299.5	283.6
Intangible and other long-term assets	256.9	263.1

Total assets	$1,988.3	$1,856.4

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$0.7	$1.3
Accounts payable	74.8	69.6
Customer advances	258.6	267.3
Other current liabilities	314.5	343.6
Total current liabilities	648.6	681.8

Long-term debt	354.3	335.9
Other long-term liabilities	135.2	129.0

Total shareholders’ equity	850.2	709.7

Total liabilities and shareholders’ equity	$1,988.3	$1,856.4

FOR FURTHER INFORMATION:	Joshua Young, Vice President of Investor Relations
Tel: +1 (978) 663-3660, ext. 1479
Email: Joshua.Young@bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in millions, except per share amounts)	2013	2012	2013	2012

Revenues	$552.1	$517.3	$1,839.4	$1,791.4
Cost of revenues	316.2	275.6	1,034.2	962.0

Gross profit	235.9	241.7	805.2	829.4

Operating expenses:
Selling, general and administrative	118.3	124.0	437.9	440.4
Research and development	49.1	50.3	190.5	195.3
Impairment of assets	—	23.8	—	23.8
Other charges, net	7.5	4.4	28.6	13.9
Total operating expenses	174.9	202.5	657.0	673.4

Operating income	61.0	39.2	148.2	156.0

Interest and other income (expense), net	(7.2)	(4.7)	(23.6)	(17.7)

Income before income taxes and noncontrolling interest in consolidated subsidiaries	53.8	34.5	124.6	138.3
Income tax provision	17.9	21.2	42.8	60.1

Consolidated net income	35.9	13.3	81.8	78.2
Net income attributable to noncontrolling interests in consolidated subsidiaries	0.7	0.5	1.7	0.7
Net income attributable to Bruker Corporation	$35.2	$12.8	$80.1	$77.5

Net income per common share attributable to Bruker Corporation shareholders:
Basic	$0.21	$0.08	$0.48	$0.47
Diluted	$0.21	$0.08	$0.48	$0.46

Weighted average common shares outstanding:
Basic	167.2	166.2	166.5	166.0
Diluted	169.0	167.7	168.5	167.4

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2013	2012	2013	2012
Cash flows from operating activities:
Consolidated net income	$35.9	$13.3	$81.8	$78.2
Adjustments to reconcile consolidated net income to cash flows from operating activities:
Depreciation and amortization	15.9	16.6	61.3	59.1
Write-down of demonstration inventories to net realizable value	8.7	8.9	32.7	31.5
Impairment of assets	—	23.8	—	23.8
Stock-based compensation expense	1.8	1.9	6.6	7.8
Deferred income taxes	22.1	(11.4)	14.0	(11.7)
Gain on disposal of product line	—	—	(0.9)	(2.2)
Other non-cash expenses, net	0.9	2.8	2.1	4.9
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(9.6)	(23.6)	(19.3)	1.6
Inventories	40.6	23.4	5.7	(49.5)
Accounts payable and accrued expenses	1.3	15.6	7.0	4.6
Income taxes payable	(32.6)	8.2	(40.3)	(2.4)
Deferred revenue	3.3	3.2	4.6	(4.4)
Customer advances	6.8	(1.8)	(12.1)	(4.6)
Other changes in operating assets and liabilities, net	36.3	10.0	1.8	(3.6)
Net cash provided by operating activities	131.4	90.9	145.0	133.1

Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired	—	(5.3)	(11.6)	(27.0)
Disposal of product line	—	—	0.5	3.3
Purchases of property, plant and equipment	(9.0)	(23.0)	(50.3)	(72.8)
Sales of property, plant and equipment	0.6	0.8	1.4	3.3
Net cash used in investing activities	(8.4)	(27.5)	(60.0)	(93.2)

Cash flows from financing activities:
Repayments of revolving lines of credit	—	—	—	(216.5)
Proceeds from revolving lines of credi	—	38.0	19.5	93.0
Proceeds from Note Purchase Agreement	—	—	—	240.0
Repayment of other debt, net	(0.8)	(37.8)	(1.6)	(83.2)
Payment of deferred financing costs	—	—	—	(1.4)
Proceeds from issuance of common stock, net	0.3	0.9	8.3	4.5
Changes in restricted cash	2.2	0.1	0.9	(1.4)
Cash payments to noncontrolling interest	—	—	(0.6)	(0.6)
Net cash provided by financing activities	1.7	1.2	26.5	34.4
Effect of exchange rate changes on cash and cash equivalents	7.2	3.9	16.6	(9.7)
Net change in cash and cash equivalents	131.9	68.5	128.1	64.6
Cash and cash equivalents at beginning of period	306.8	242.1	310.6	246.0
Cash and cash equivalents at end of period	$438.7	$310.6	$438.7	$310.6

Bruker Corporation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES* (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions, except per share amounts)	2013	2012	2013	2012
Reconciliation to Non-GAAP Operating Income, Non-GAAP Profit Before Tax, Non-GAAP Net Income, and Non-GAAP EPS
GAAP Operating Income	$61.0	$39.2	$148.2	$156.0
Non-GAAP Adjustments:
Restructuring Costs	11.7	0.5	25.3	0.9
Acquisition-Related Costs	2.3	0.2	4.5	3.1
Purchased Intangible Amortization	5.4	5.8	20.7	22.0
Other Costs	0.9	27.3	6.8	37.0
Total Non-GAAP Adjustments:	$20.3	$33.8	$57.3	$63.0

Non-GAAP Operating Income	$81.3	$73.0	$205.5	$219.0
Non-GAAP Operating Margin	14.7%	14.1%	11.2%	12.2%

Non-GAAP Interest & Other Income (Expense), net	(7.2)	(4.7)	(26.0)	(19.9)
Non-GAAP Profit Before Tax	74.1	68.3	179.5	199.1

Non-GAAP Income Tax Provision	(21.2)	(21.1)	(48.5)	(60.1)
Non-GAAP Tax Rate	28.6%	30.9%	27.0%	30.2%

Minority Interest	(0.7)	(0.5)	(1.7)	(0.7)

Non-GAAP Net Income Attributable to Bruker	52.2	46.7	129.3	138.3

Weighted Average Shares Outstanding (Diluted)	169.0	167.7	168.5	167.4

Non-GAAP Earnings Per Share	$0.31	$0.28	$0.77	$0.83

Reconciliation of GAAP to Non-GAAP Gross Profit
GAAP Gross Profit	$235.9	$241.7	$805.2	$829.4
Non-GAAP Adjustments:
Restructuring Costs	7.1	(0.4)	7.1	—
Acquisition-Related Costs	0.3	0.2	0.9	3.2
Purchased Intangible Amortization	5.0	4.9	19.3	18.6
Other Costs	—	—	—	0.1
Total Non-GAAP Adjustments:	12.4	4.7	27.3	21.9
Non-GAAP Gross Profit	$248.3	$246.4	$832.5	$851.3
Non-GAAP Gross Margin	45.0%	47.6%	45.3%	47.5%

Reconciliation of GAAP to Non-GAAP Interest & Other Income (Expense), net
GAAP Interest & Other Income (Expense), net	$(7.2)	$(4.7)	$(23.6)	$(17.7)
Non-GAAP Adjustments:
Insurance Settlement	—	—	(1.5)	—
Sale of Product Line	—	—	(0.9)	(2.2)
Total Non-GAAP Adjustments:	—	—	(2.4)	(2.2)
Non-GAAP Interest & Other Income (Expense), net	$(7.2)	$(4.7)	$(26.0)	$(19.9)

*  Please refer to our press release for a full explanation for the use of non-GAAP measures.